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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Registration Statement of
Washington Mutual, Inc. on Form S-4, Amendment No. 1, of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Proxy Statement, which is part of this Registration Statement.



/S/ Deloitte & Touche LLP
Deloitte & Touche LLP
Seattle, Washington


August 4, 1999